UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 22, 2005

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PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

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DELAWARE

(State or other jurisdiction of incorporation)

0-15491	22-2562955
(Commission File Number)	(IRS Employer Identification No.)

3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312

(Address of principal executive offices) (Zip Code)

954-316-9008

(Registrant’s telephone Number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement

On July 15, 2005, Parlux Fragrances, Inc. (the “Company”) entered into a preliminary agreement with SGII, Ltd. (an unrelated Florida limited partnership), for the purchase and sale of certain real property in Sunrise, Florida for $14 million. The property, which would be used as the Company’s corporate headquarters and distribution center, includes approximately 15 acres of land and a 150,000 square foot distribution center, with existing office space of 15,000 square feet. The Company provided a $60,000 refundable deposit, subject to completion of certain due diligence no later than July 22, 2005.

On July 22, 2005, the Company and SGII Ltd. reached a final agreement. The Company then paid an additional deposit of $940,000, which, along with the previous $60,000 deposit, is refundable only if the current tenant does not vacate the premises by November 30, 2005, or if the seller does not comply with certain covenants and conditions.

At present, the Company anticipates closing on the purchase during December 2005, with funding for the most part, being obtained through a long-term mortgage.

ITEM 9.01

Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement by and between the Company and SGII Ltd. (to be filed as an Exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLUX FRAGRANCES, INC.

By:	/s/ FRANK A. BUTTACAVOLI
Frank A. Buttacavoli,
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date:  July 29, 2005

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